                                                                     EXHIBIT 2.5


                              TRANSFER AGREEMENT
                               (SHARE EXCHANGE)
                          (CORPORATION-STOCK-POOLING)


     This Transfer Agreement (this "Agreement") is entered into as of May 16, 1997 by and among PREMIERE TECHNOLOGIES, INC. ("Premiere"), a corporation organized and existing under the laws of Georgia, LAR-LIN ENTERPRISES, INC. LAR-LIN INVESTMENTS, INC. AND VOICE-MAIL SOLUTIONS, INC. (each a "Company" and collectively, the "Companies"), each a corporation organized and existing under the laws of KANSAS (the "Company Jurisdiction"), and the party or parties listed on the signature pages hereto as the owners of each Company (whether one or more, referred to as the "Owners").

                                  BACKGROUND

     This Agreement provides for the acquisition of each Company by Premiere pursuant to a share exchange in which Premiere will issue shares of its Common Stock for the stock of the Companies held by the Owners (the "Share Exchange"). The respective Boards of Directors of Premiere and each Company have approved the terms and conditions set forth in this Agreement. This Agreement provides for all of the Owners' equity interests in the Companies to be exchanged for the consideration described below in the Share Exchange.

     NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. The Uniform Terms and Conditions attached hereto as EXHIBIT A (the "Uniform Terms") are hereby made a part of and incorporated herein as if fully restated herein. Capitalized terms used and not defined herein shall have the meanings provided in the Uniform Terms. The Transfer Agreement shall control in the event of any conflict with any provision of the Uniform Terms. As used in the Uniform Terms, the "Company" shall mean the "Companies."

     2. The consideration for the Share Exchange will be determined in accordance with the following provisions of the Uniform Terms: Article 10, entitled "Share Exchange," and Section 11.2, entitled "Share Exchange (Stock Consideration)." The following provisions of the Uniform Terms shall not apply:
Section 10.3, entitled "Share Exchange (Cash Consideration)," Article 11, entitled "Forward Triangular Merger," and Article 12, entitled "Reverse Triangular Merger."

     3. It is the intention of the parties hereto that the business combination to be effected by the Share Exchange be accounted for as a pooling of interests.

     4. It is the intention of the parties hereto that the form of the transactions with respect to the Share Exchange and the Company and Premiere shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code for federal income tax purposes.

     5.  "Deductible Amount" shall mean $10,000.00.

     6.  "Multiple" shall mean 6.

     7. "Reference Number" for Lar-Lin Enterprises, Inc. shall mean $384,587, for Lar-Lin Investments, Inc. shall mean $219,293, and for Voice-Mail Solutions, Inc. shall mean $112,838.

     8. Lawrence W. Roaseau shall serve as the Owner's Representative under the terms of Section 8.2. of the Uniform Terms.

     9.  EXHIBIT 5.10. (Additional Deliveries)

         Amendment to letter agreement with Ruiz & Flint, PC, PA
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          Assignment of vehicle leases to Owners

     10.  EXHIBIT 6.1.2. (Additional Indemnification Matters)

          None

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                                    PREMIERE:
                                    PREMIERE TECHNOLOGIES, INC.

                                    /s/ Patrick G. Jones
                                    __________________________________
                                    By: Patrick G. Jones
                                    Its:  Senior VicePresident-Finance
                                          and Legal



                                    COMPANIES:


                                    LAR-LIN ENTERPRISES, INC.

                                    /s/ Lawrence W. Roaseau
                                    __________________________________
                                    By:  Lawrence W. Roaseau
                                    Its:   President


                                    LAR-LIN INVESTMENTS, INC.

                                    /s/ Lawrence W. Roaseau
                                    __________________________________
                                    By:  Lawrence W. Roaseau
                                    Its:  President


                                    VOICE-MAIL SOLUTIONS, INC.

                                    /s/ Lawrence W. Roaseau
                                    __________________________________
                                    By:  Lawrence W. Roaseau
                                    Its:  President


                                    OWNERS:

                                    /s/ Lawrence W. Roaseau
                                    __________________________________
                                    Lawrence W. Roaseau


                                    /s/ Linda C. Roaseau
                                    __________________________________
                                    Linda C. Roaseau



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